SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2005

LKQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300
Chicago, IL  60602
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (312) 621-1950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 5, 2005, the Board of Directors of LKQ Corporation (the “Company”) elected the following two persons as officers of the Company: Steven H. Jones as Vice President West and Central Regions and Core Operations; and Robert L. Wagman as Vice President of Insurance Services and Aftermarket Operations.

On August 5, 2005, the Board also determined that Messrs. Jones and Wagman and Walter P. Hanley, Vice President of Development, Associate General Counsel and Assistant Secretary are “officers” for purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

Mr. Jones, age 46, has been an employee of the Company in various positions of increasing responsibility since March 1999 until he was elected Vice President West and Central Regions and Core Operations in August 2005. In March 1999, we acquired Mid-America Auto Parts, Inc., a recycled automotive parts company of which Mr. Jones was a co-owner. He owned and operated Mid-America Auto Parts from 1979 to March 1999. In connection with our acquisition of Mid-America Auto Parts, we entered into certain agreements to lease from Mr. Jones and others the property on which Mid-America conducted its business. We paid a total of approximately $151,500 in lease payments to Mr. Jones in 2004 under these agreements.

Mr. Wagman, age 41, started in our industry as an Account Executive for Copart Auto Auctions, a processor and seller of salvage vehicles through auctions, from 1987 to April 1995. From April 1995 to October 1998, Mr. Wagman served as the Outside Sales Manager of Triplett Auto Parts, Inc., a recycled auto parts company that we acquired in July 1998. From October 1998, Mr. Wagman handled our relationships with insurance companies, and from February 2004, handled our aftermarket operations, until he was elected Vice President of Insurance Services and Aftermarket Operations in August 2005.

Mr. Hanley, age 39, has been our Vice President of Development, Associate General Counsel and Assistant Secretary since December 2002. Mr. Hanley served as Senior Vice President, General Counsel and Secretary of Emerald Casino, Inc., an owner of a license to operate a riverboat casino in the State of Illinois, from June 1999 until August 2002. Mr. Hanley served as Senior Vice President, General Counsel and Secretary of Blue Chip Casino, Inc., an owner and operator of a riverboat gaming vessel in Michigan City, Indiana, from July 1996 until November 1999. Mr. Hanley served as Vice President and Associate General Counsel of Flynn Enterprises, Inc., a venture capital, hedging and consulting firm based in Chicago, Illinois, from May 1995 until February 1998 and as Associate General Counsel of Discovery Zone, Inc., an operator and franchisor of family entertainment centers, from March 1993 until May 1995. Prior to March 1993, Mr. Hanley practiced corporate and securities law with the law firm of Bell, Boyd & Lloyd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: August 11, 2005	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Vice President and General Counsel